Exhibit 10.3

CORPORATE REORGANIZATION AGREEMENT

This CORPORATE REORGANIZATION AGREEMENT (this “Agreement”), is entered into on [                    ], 2006, by and among Inversora Siderurgica Limited, a company limited by shares organized and existing under the laws of Gibraltar (“ISL”), and Ternium S.A., a société anonyme holding organized and existing under the laws of Luxembourg (“Ternium”, and together with ISL, the “Parties”).

WHEREAS, on August 22, 2005 I.I.I.-Industrial Investments Inc., a British Virgin Islands company and a wholly-owned subsidiary of Ternium (“I.I.I.”), acquired a 70% interest in Hyslamex, S.A. de C.V. (“Hylsamex”), a leading Mexican manufacturer of flat steel products, and a 7.49% equity interest in Consorcio Siderurgia Amazonia Ltd., a Cayman Islands corporation (“Amazonia”), and a 11.11% equity interest in Ylopa – Serviços de Consultadoria Lda. owned by the then controlling shareholder of Hylsamex (the “Acquisition”);

WHEREAS, the Acquisition by I.I.I. was financed through (i) a US$ 1.0 billion credit facility under that certain second amended and restated credit agreement dated August 16, 2005 among I.I.I., the lenders named therein, and Citibank, N.A. as administrative agent and collateral agent (as further amended, amended and restated, or supplemented from time to time, the “Credit Agreement”); and (ii) several convertible and subordinated loans for an aggregate principal amount of US$ 594,021,623.72 (collectively, the “Convertible Loans”) from various affiliated and unaffiliated lenders (collectively, the “Subordinated Lenders”) under several convertible and subordinated loan agreements, dated as of various dates, each among I.I.I., as borrower, the relevant lenders party thereto, as lenders, and Ternium (collectively, the “Convertible and Subordinated Loan Agreements”);

WHEREAS, on September 22, 2005, I.I.I. assigned to Ternium, and Ternium assumed, all of I.I.I.’s rights and obligations under each of the Credit Agreement and the Convertible and Subordinated Loan Agreements;

WHEREAS, each of the Convertible and Subordinated Loan Agreements provides that, if Ternium enters into a firm commitment underwriting agreement with an independent underwriter for the sale of shares of its capital stock (such shares, the “Ternium Shares”), or other securities evidencing Ternium Shares, on any regulated market (such transaction, the “IPO”), then Ternium, on the date on which such Ternium Shares are delivered to the underwriters for the IPO (the “IPO Settlement Date”), shall deliver Ternium Shares to the Subordinated Lenders in lieu of payment of the aggregate principal amount of the Convertible Loans then outstanding plus interest accrued thereon (whether or not then due and payable);

WHEREAS, on November 11, 2005, ISL entered into an exchange agreement with Siderúrgica del Turbio, S.A. “SIDETUR”, a company organized and existing under the laws of Venezuela (“Sidetur”), pursuant to which, and subject to the conditions set forth in that agreement, on November 17, 2005, Sidetur exchanged with ISL 20,328,784 Class “C” shares (the “Amazonia Shares”) representing approximately 3.42% of the total issued and outstanding capital of Amazonia, for 33,800,735 Ternium Shares (the “ISL - Sidetur Exchange”);

WHEREAS, on [                            ], 2006, Ternium entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and [                                        ] (the “Underwriters”) for the sale of [                    ]Ternium Shares or its equivalent in American Depositary Shares, each representing 10 Ternium Shares;

WHEREAS, ISL and Ternium have determined that it is in the best interest of each of them that, on the terms and subject to the conditions set forth in this Agreement, ISL (1) assume an irrevocable commitment to deliver to the Subordinated Lenders under the Convertible and Subordinated Loan Agreements, on Ternium’s behalf, Ternium Shares in an amount sufficient to satisfy Ternium’s obligations thereunder; (2) assume an irrevocable commitment to deliver to the Underwriters, on Ternium’s behalf, Ternium Shares in an amount sufficient to satisfy Ternium’s obligations under the Underwriting Agreement; and (3) following each such delivery of Ternium Shares by ISL, make a capital contribution to Ternium consisting of all of ISL’s assets and liabilities in exchange for newly-issued Ternium Shares.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, the Parties hereby agree as follows:

ARTICLE I

DELIVERY OF TERNIUM SHARES TO THE SUBORDINATED LENDERS

Section 1.1 Delivery of Ternium Shares to the Subordinated Lenders. (a) On the IPO Settlement Date, ISL shall deliver, or cause to be delivered, to the Subordinated Lenders Ternium Shares in an amount sufficient to satisfy Ternium’s obligation under each of the Convertible and Subordinated Loan Agreements to deliver Ternium Shares to the Subordinated Lenders.

(b) ISL and Ternium agree and acknowledge that by delivering Ternium Shares to the Subordinated Lenders, ISL will be acting on behalf and as an agent of Ternium.

(c) In consideration of ISL’s delivery of Ternium Shares to the Subordinated Lenders, ISL shall receive from Ternium a note (the “Subordinated Loan Note”) in substantially the terms of Exhibit A hereto evidencing Ternium’s obligation to pay to ISL (as provided in Section 1.1(d)) an amount equal to the U.S. dollar amount that would result from multiplying the number of Ternium Shares delivered by ISL to the Subordinated Lenders times the IPO Price.

(d) The Subordinated Loan Note may only be settled and discharged as provided in Section 3.1 of this Agreement.

ARTICLE II

DELIVERY OF TERNIUM SHARES TO THE UNDERWRITERS

Section 2.1 Delivery of Ternium Shares to the Underwriters for the IPO. (a) On the IPO Settlement Date, ISL shall deliver, or cause to be delivered, to the Underwriters Ternium Shares in an amount sufficient to satisfy Ternium’s obligations under the Underwriting Agreement to deliver Ternium Shares to the Underwriters.

(b) ISL and Ternium agree and acknowledge that by delivering Ternium Shares to the underwriters for the IPO pursuant to the terms of the IPO, ISL will be acting on behalf and as an agent of Ternium.

(c) In consideration of ISL’s delivery of Ternium Shares to the underwriters for the IPO, ISL shall receive from Ternium a note (the “IPO Note”) in substantially the terms of Exhibit B hereto evidencing Ternium’s obligation to pay to ISL (as provided in Section 2.1(d)) an amount equal to the U.S. dollar amount that would result from multiplying the number of Ternium Shares delivered by ISL to the Underwriters times the IPO Price.

(d) The IPO Note may only be settled and discharged as provided in Section 3.1 of this Agreement.

Section 2.2 Indemnification and Contribution. (a) Ternium will indemnify and hold harmless ISL, the directors, officers, employees and agents of ISL and each person who controls ISL within the meaning of either the Securities Act of 1933, as amended (the “Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) against any losses, claims, damages or liabilities, joint or several, to which ISL may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the ADR Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, (in each case, as defined in the Underwriting Agreement) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse ISL for any legal or other expenses reasonably incurred by ISL in connection with investigating or defending any such action or claim as such expenses are incurred.

(b) Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c) If the indemnification provided for in this Section 2.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Ternium on the one hand and ISL on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Ternium, it being acknowledged that ISL supplied no information, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Ternium and ISL agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.2, each person who controls ISL within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of ISL shall have the same rights to contribution as ISL, and each person who controls Ternium within the meaning of either the Act or the Exchange Act, each officer of Ternium who shall have signed the Registration Statement and the ADR Registration Statement and each director of Ternium shall have the same rights to contribution as Ternium, subject in each case to the applicable terms and conditions of this subsection (c).

(d) The obligations of Ternium under this Section 2.2 shall be in addition to any liability which Ternium may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls ISL within the meaning of the Act.

ARTICLE III

CONTRIBUTION OF ALL ASSETS AND LIABILITIES

Section 3.1 Contribution of all assets and liabilities. (a) As soon as practicable after delivery of the Ternium Shares to the Subordinated Lenders and the Underwriters pursuant to Sections 1.1 and 2.1 of this Agreement, ISL shall contribute, transfer and deliver to Ternium all of its assets and liabilities as of that date, free and clear of all liens, charges, pledges, security interests or encumbrances of any nature whatsoever, and Ternium shall receive, accept and acquire such assets and liabilities (the “Contribution”). The assets subject of the Contribution shall consist of any Ternium Shares not delivered to the Subordinated Lenders or the Underwriters pursuant to Sections 1.1 and 2.1 of this Agreement (the “Remaining Ternium Shares”), the Subordinated Loan Note, and the IPO Note, and the Amazonia Shares.

(b) Upon receipt of the Contribution, Ternium shall issue and deliver to ISL 959,482,775 fully paid-up Ternium Shares calculated as follows:

(i) one Ternium Share for each Remaining Ternium Share contributed by ISL to Ternium pursuant to the Contribution; and

(ii) one Ternium Share for each Ternium Share delivered, or caused to be delivered, by ISL pursuant to Sections 1.2 and 2.1 of this Agreement; and

(iii) 33,800,735 Ternium Shares for the Amazonia Shares contributed to Ternium pursuant to the Contribution.

(c) The aggregate value of the assets and liabilities of ISL comprising the Contribution shall be determined by Ternium on the closing date of the Contribution in a form acceptable under Luxembourg law, and shall be allocated pursuant to the following formula:

(i) one U.S. dollar (US$ 1) for each newly issued Ternium Share to share capital;

(ii) 10% of the nominal value for each newly issued Ternium Share to legal reserve.

(iii) 10% of the aggregate value of the Contribution to a freely distributable share premium account; and

(iv) the remaining portion of the value of the Contribution to a restricted share premium account.

(d) The Contribution shall be consummated as soon as practicable after the delivery of the Ternium Shares pursuant to Sections 1.1 and 2.1 herein at such place and at such date as ISL and Ternium may mutually agree upon.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Each Party represents and warrants to the other Party, as of the date hereof and as of the closing date of the Contribution, as follows:

(a) Organization, etc. Such Party is a company or a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Such Party has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as now being conducted. Such Party is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary.

(b) Authorization; Non-contravention. Each Party has (and will have) all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by such Party, the performance by such Party of its obligations hereunder and the consummation by such Party of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Party, and do not contravene or constitute a default under (a) any provision of applicable law or regulation, (b) the articles of association or by-laws of such Party or (c) any material agreement, judgment, injunction, order, decree or other instrument binding upon such Party or its shareholders.

(c) Binding Effect. This Agreement has been duly executed and delivered by such Party, and (assuming due authorization, execution and delivery by the other Party thereto) this Agreement constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors’ rights.

(d) Governmental Authorities Consents and Approvals. The execution and delivery of this Agreement and the performance of this Agreement by such Party does not require any filing with or consent, approval, exemption or authorization by any governmental authorities.

(e) Shares. The Ternium Shares to be delivered pursuant to Section 2.1 of this agreement are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, and, upon delivery by ISL to the Underwriters in accordance with this Agreement and upon the sale and delivery to the Underwriters and payment therefore, pursuant to the Underwriting Agreement, the Underwriters will acquire good, marketable and valid title to such Ternium Shares, free and clear of all pledges, liens, security interests charges, claims or encumbrances of any kind.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Notices. All communications between the parties or notices or other information sent under this Agreement shall be in writing, hand delivered or sent by overnight courier or telecopier, addressed to the relevant party at the address or facsimile number set forth below or at such other address or facsimile number as such party may request in writing in the manner aforesaid. All such communications and notices shall be effective upon receipt.

(a)	If to ISL, to:

Inversora Siderurgica Limited

Av. Leandro N. Alem 1067, piso 28

C1001AAF, Buenos Aires

Argentina

Telephone: +54 (11) 4018-2224

Facsimile: +54 (11) 4018-2082

Attention: Umberto Bocchini, Director

(b)	If to Ternium, to:

Ternium S.A.

Av. Leandro N. Alem 1067, piso 28

C1001AAF, Buenos Aires

Argentina

Telephone: +54 (11) 4018-2244

Facsimile: +54 (11) 4018-2802

Attention: Raúl H. Darderes, Secretary

Section 5.2 Assignment. Neither of the Parties hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party.

Section 5.3 Waivers. No failure or delay by either Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 5.4 Amendments. The terms and provisions of this Agreement may only be modified, waived, discharged or terminated by an instrument in writing signed by each of the Parties.

Section 5.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 5.6 No Third-Party Beneficiaries. This Agreement is made solely and specifically among and for the benefit of the Parties and their respective successors and permitted assigns, subject to the express provisions hereof relating to successors and permitted assigns, and no other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise, provided, however, that Citigroup Global Markets, Inc., in its capacity as an Underwriter in respect of the IPO, shall be a third party beneficiary hereof and shall be entitled to enforce the terms hereof.

Section 5.7 Counterparts. This Agreement may be executed in counterparts (and by each Party on a separate counterpart), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

Section 5.9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. Any invalid or unenforceable provision shall be deemed severed from this Agreement; provided that the Parties shall negotiate in good faith an amendment to such invalid or unenforceable provision that fulfills the original intent of the Parties.

Section 5.10 Further Assurances. Each of the Parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such action as any other party hereto may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of this Agreement.

Section 5.11 Indemnities to Survive. The respective indemnities of Ternium and ISL, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of ISL or any controlling person of ISL, or Ternium, or any officer or director or controlling person of Ternium, and shall survive delivery of the Ternium Shares pursuant to Article 2. The provisions of Section 2.2 hereof shall survive the termination or cancellation of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first here and above written.

INVERSORA SIDERURGICA LIMITED

By:
Name:
Title:

By:
Name:
Title:

TERNIUM S.A.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT “A”

FORM OF

SUBORDINATED LOAN NOTE

[New York, New York]

[                    ], 2006

US$ [•]

For value received, Ternium S.A., a Luxembourg société anonyme holding (“Ternium”), hereby promises to pay to the order of Inversora Siderurgica Limited, a Gibraltar company (“ISL”) the principal amount of US$ [•] ([                    ] dollars of the United States of America), pursuant to the terms of the Corporate Reorganization Agreement referred to below, on the date and subject to the terms specified in the Corporate Reorganization Agreement. This instrument shall bear no interest.

This instrument represents the Subordinated Loan Note referred to in, and is entitled to the benefit of, the Corporate Reorganization Agreement dated as of [                    ], 2006 (the “Corporate Reorganization Agreement”) among ISL and Ternium. Terms defined in the Corporate Reorganization Agreement are used herein with the same meanings unless otherwise defined herein. Reference is made to the Corporate Reorganization Agreement for all other provisions of the Corporate Reorganization Agreement relating hereto including without limitation, the provision that the Subordinated Loan Note may only be settled and discharged as provided in Section 3.1 of the Corporate Reorganization Agreement. For the avoidance of doubt, no claim for payment of money can be made hereunder.

This Subordinated Loan Note shall be governed by, and construed in accordance with, the law of the State of New York. Any suit, action, or proceeding with respect to this Subordinated Loan Note may be brought in the Supreme Court of the State of New York, County of New York.

IN WITNESS WHEREOF, Ternium has caused this Subordinated Loan Note to be duly executed and delivered as of the date first written above.

TERNIUM S.A.

By:
Name:
Title:

By:
Name:
Title:

A-1

EXHIBIT “B”

FORM OF

IPO NOTE

[New York, New York]

[                    ], 2006

US$ [•]

For value received, Ternium S.A., a Luxembourg société anonyme holding (“Ternium”), hereby promises to pay to the order of Inversora Siderurgica Limited, a Gibraltar company (“ISL”) the principal amount of US$ [•] ([                    ] dollars of the United States of America), pursuant to the terms of the Corporate Reorganization Agreement referred to below, on the date and subject to the terms specified in the Corporate Reorganization Agreement. This instrument shall bear no interest.

This instrument represents the IPO Note referred to in, and is entitled to the benefit of, the Corporate Reorganization Agreement dated as of [                    ], 2005 (the “Corporate Reorganization Agreement”) among ISL and Ternium. Terms defined in the Corporate Reorganization Agreement are used herein with the same meanings unless otherwise defined herein. Reference is made to the Corporate Reorganization Agreement for all other provisions of the Corporate Reorganization Agreement relating hereto including without limitation, the provision that the IPO Note may only be settled and discharged as provided in Section 3.1 of the Corporate Reorganization Agreement. For the avoidance of doubt, no claim for payment of money can be made hereunder.

This IPO Note shall be governed by, and construed in accordance with, the law of the State of New York. Any suit, action, or proceeding with respect to this IPO Note may be brought in the Supreme Court of the State of New York, County of New York.

IN WITNESS WHEREOF, Ternium has caused this IPO Note to be duly executed and delivered as of the date first written above.

TERNIUM S.A.

By:
Name:
Title:

By:
Name:
Title:

B-1